Exhibit 99.2

LightPath Announces a $10 million Joint Venture with Chinese Partner

(January 17, 2008) Orlando, FL. LightPath Technologies, Inc. (Nasdaq: LPTH—News),

LightPath Technologies, Inc. announced that on January 8, 2008, it entered into a joint venture agreement with CDGM Glass Co., Ltd. LightPath and CDGM will each own a 50% interest in the joint venture which will be organized under the name “LightPath CDGM Chengdu Optical Co., Ltd.” and located in Chengdu, China. The initial capital contribution of each party to the joint venture will be a cash investment equivalent to five million U.S. dollars.

CDGM is owned by China South Industries Group Corp., a state owned enterprise. CDGM is China’s largest optical glass manufacturer producing preforms for optical companies to convert into optical lens.

The initial business purpose of the joint venture shall be to develop, mold, and manufacture aspheric lenses with a diameter of less than 20 mm for high volume visible imaging applications for cell phones, digital cameras and video equipment. The joint venture may also assemble modules that will include the lenses for such applications. The joint venture will sell and distribute its products in China and international markets and will provide technical and after-sale services. The target production volume of the joint venture is one million lenses per month which the parties believe can be achieved after 12 months of manufacturing operations. If LightPath and CDGM agree, the joint venture’s production capacity can be expanded with additional investment of five million U.S. dollars from each of the joint venture partners.

The market demand for cell phones and digital cameras is about 700 million lenses per year, per the study “The Development of Camera Phone Module Industry, 2005-2006” by Beijing RIC Consulting Co., Ltd., (C) 2007. The study states the number of phones and cameras that use greater than 3 mega pixel resolutions is about 10% of the market. LightPath believes that aspheric lenses above the 3 mega pixel ranges for cell phones, digital cameras and other equipment will significantly enhance the resolution and provide the potential for future functional enhancements in such equipment and will replace the mixed plastic and glass lenses currently used for such applications. LightPath and CDGM have unique technologies and capabilities which they believe, when integrated, can provide excellent solutions to the requirements of this market.

LightPath is providing several key elements that are integral to the operation of the joint venture as follows:

First, LightPath has agreed to produce Viper presses which will be sold to the joint venture. LightPath anticipates that production of the presses will require an additional investment by LightPath of approximately four and one-half million dollars.

Second, LightPath has agreed to license certain of its technology to the joint venture for which it will receive a 3% royalty based upon sales by the joint venture.

Finally, Joe Wu, LightPath’s Executive Vice President, has been appointed as the General Manager of the joint venture with responsibility over the day-to-day operations of the joint venture.

LightPath intends to consolidate the joint venture for financial statement purposes since LightPath has the right to appoint a majority of the members to the joint venture’s Board of Directors and CDGM does not have substantive participating rights.

The joint venture agreement is subject to governmental approval in Chengdu, China. Subject to the parties meeting the capital investment requirements of the joint venture agreement, the joint venture will be established and commence operations upon satisfaction of all licensing requirements and the Chengdu Municipal Administration Bureau for Industry and Commerce has issued a business license for the joint venture. LightPath and CDGM have commenced transitional efforts and expect the joint venture to be operational by no later than July 1, 2008.

Mr. Ripp, chairman of LightPath’s Board of Directors, commented: “First, I want to thank CDGM Chairman Mr. Li Zong Qiao, and his team at CDGM, and Jim Gaynor and Joe Wu from LightPath, for their leadership and hard work in making this joint venture come together. LightPath is thrilled that such an important company as CDGM sees the value of our technology and has the confidence in our resources to participate in this venture. For LightPath, the joint venture represents a major step of the strategy shift that we have been implementing. We have been making investments to allow LightPath to compete in the high volume, low cost lens market. We believed that the way for LightPath to execute its transformational strategy in the “consumer market” for optical lenses was to partner with a major material supplier like CDGM to reduce the execution risk of that strategy. We are confident that with the combined resources of LightPath and CDGM the joint venture will be able to design and deliver high volume, low cost lenses that will be differentiated from and competitively priced with current mixed lens applications.”

Mr. Ripp continued: “Through the work of Jim Gaynor and his team to develop a new business model for LightPath, and strategies for achieving that business model, LightPath is becoming a high volume, lower cost manufacturer. We believe that those skills and “know how” being developed at LightPath will be of great benefit to the joint venture as well.

Mr. Ripp also stated that, “We believe that our gross margins are poised for significant improvement. We have implemented several variable cost reduction measures that will give us a lower production cost base and, in turn, allow us to be more aggressive in competitively pricing our products. We believe that our new pricing models will increase demand for our products and increase our revenue. LightPath intends to continue to enhance and expand, as appropriate, the Shanghai and Orlando facilities to meet the market demands for visible imaging applications for its lenses above 11mm, laser-based industrial high volume tools, infra red applications, and high volume laser telecom applications, as well as other industrial laser applications and defense applications. We believe that our entry into the joint venture and other initiatives we are pursuing will lead LightPath down a new path that will provide the opportunity for us to leverage our technology to achieve improvements in sales and operating performance going forward.

There will be a conference call on Thursday, January 31, 2008 at 3:30pm.

LightPath manufactures optical products including precision molded aspheric optics, precision molded infrared optics, GRADIUM® glass products, proprietary collimator assemblies, isolators utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the NASDAQ Capital Market under the symbol “LPTH.” Investors are encouraged to go to LightPath’s website for additional financial information.

Contact:	Jim Gaynor, President & CEO
LightPath Technologies, Inc.
Phone: (407) 382-4003
Email: jgaynor@lightpath.com
Internet: www.lightpath.com

Safe Harbor Statement

This news release contains forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, preliminary expectations regarding the joint venture’s commencement of operations and performance, as well as LightPath’s performance. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “expects”, “estimates”, “projects”, “believes”, “plans”, “anticipates”, and similar expressions are intended to identify forward looking statements. Investors are cautioned that LightPath’s forward-looking statements involve risks and uncertainty, including without limitation the following: LightPath’s ability to achieve its business model as described above, the ability to achieve anticipated reductions in operating expenses and increases in demand for its products and revenues, changes in economic conditions in the markets in which LightPath and the joint venture will distribute products, the governmental approval, creation and commencement of operations of the joint venture and risks related to the joint venture.

GRADIUM® is a registered trademark of LightPath Technologies